Exhibit 99.3

2024 PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ONLINE OR BY PHONE. FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED Proposal 1: To approve the issuance of shares of ACNB Corporation (“ACNB”) common stock in connection with the merger of Traditions Bancorp, Inc. with and into ACNB South Acquisition Subsidiary, LLC, a wholly-owned subsidiary of ACNB, as contemplated by the Agreement and Plan of Reorganization, dated as of July 23, 2024, by and among ACNB, ACNB South Acquisition Subsidiary, LLC, ACNB Bank, Traditions Bancorp, Inc. and Traditions Bank, all as described in the Joint Proxy Statement/Prospectus. Proposal 2: To adjourn or postpone the special meeting of shareholders, if more time is needed, to allow ACNB to solicit additional votes in favor of issuance of shares of ACNB common stock in connection with the merger. Proposal 3: To transact such other business as may properly come before the before this Special Meeting and any adjournment or postponement thereof. Signature_________________________________Signature, if held jointly_______________________________ Date_____________, 2024 Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title. Please mark your votes like this X FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN INTERNET/MOBILE – www.cstproxyvote.com Use the internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. PHONE – 1 (866) 894-0536 Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. Your vote by internet or phone authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the internet or by telephone must be received by 11:59 p.m., Eastern Time, on December 17, 2024. YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Internet or Telephone - 24 Hours a Day, 7 Days a Week PROXY THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS. 192587 ACNB Proxy Card Rev1 Front CONTROL NUMBER

2024 FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED Important notice regarding the internet availability of proxy materials for the Special Meeting of Shareholders to be held on December 18, 2024. The material is available at https://www.cstproxy.com/acnb/sm2024 ACNB CORPORATION PROXY The undersigned hereby constitutes and appoints Todd L. Herring and Donna M. Newell and each or either of them, Proxies of the undersigned, with full power of substitution to vote all of the shares of ACNB Corporation that the undersigned shareholder(s) may be entitled to vote at the Special Meeting of Shareholders to be held virtually via live webcast at https://www.cstproxy.com/acnb/sm2024 on Wednesday, December 18, 2024 at 3:00 p.m., local time, and at any adjournment or postponement of the meeting, as indicated upon the matters referred to in the Joint Proxy Statement/Prospectus issued in connection herewith, and upon any matters which may properly come before the Special Meeting. SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE INDICATED, THE PROXIES WILL HAVE AUTHORITY TO VOTE “FOR” PROPOSALS 1 AND 2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING. (Continued and to be marked, signed and dated on the reverse side) 192587 ACNB Proxy Card Rev1 Back NOTICE OF 2024 SPECIAL MEETING OF SHAREHOLDERS PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR SPECIAL MEETING DECEMBER 18, 2024